UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2763411

(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)., check the following box ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)., check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-125105
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be registered	each class is to be registered
Units	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     This amendment is being filed to change Equity Media Holdings Corporation from a company registered under Section 12(g) of the Securities Exchange Act of 1934 to being registered under Section 12(b) of the Securities Exchange Act of 1934.
Item 1. Description of Registrant’s Securities to be Registered
     The information required by this item is contained in the section entitled “Description of Securities”, in the registration statement to which this Form 8-A relates (File No. 333-125105). This information is incorporated herein by reference.
Item 2. Index to Exhibits

Exhibit
Number	Description of Document
3.1*	Certificate of Incorporation
3.2*	By-Laws
3.3****	Amended and Restated Certificate of Incorporation
3.4****	Certificate of Designation for Series A Convertible Non-Voting Preferred Stock
3.5****	Amended and Restated Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificates
4.4*	Form of Unit Purchase Option granted to Morgan Joseph & Co. Inc., EarlyBirdCapital, Inc., David Nussbaum and Steven Levine
4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.6**	Warrant Clarification Agreement, dated August 17, 2006, between Continental Stock Transfer & Trust Company and the Registrant
4.7***	Amended and Restated Warrant Clarification Agreement, dated January 17, 2007, between Continental Stock Transfer & Trust Company and the Registrant
4.8***	Unit Purchase Option Clarification Agreement, dated January 17, 2007, among the Registrant, Morgan Joseph & Co. Inc., EarlyBirdCapital, Inc., David Nussbaum and Steven Levine

*	Incorporated by reference from the Registrant’s Registration Statement, on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on May 20, 2005.

**	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and filed on August 18, 2006.

***	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 23, 2007.

****	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 5, 2007.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQUITY MEDIA HOLDINGS CORPORATION
By:	/s/ Larry E. Morton
Larry E. Morton
Chief Executive Officer

Dated: May 8, 2007